As filed with the Securities and Exchange Commission on September 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KINDLY MD, INC.

(Exact name of registrant as specified in its charter)

Utah	84-3829824
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5097 South 900 East, Suite 100 Salt Lake City, UT 84117 (385) 388-8220
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David Bailey Chief Executive Officer Kindly MD, Inc. 5097 South 900 East, Suite 100 Salt Lake City, UT 84117 (385) 388-8220
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to: Lynwood E. Reinhardt Anne G. Peetz Katherine E. Geddes Reed Smith LLP 2850 N. Harwood Street, Suite 1500 Dallas, TX 75201 Telephone: (469) 680-4220

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

PROSPECTUS

357,158,501 Shares of Common Stock

133,100,773 Shares of Common Stock Underlying Pre-Funded Warrants

100,000,000 Shares of Common Stock Issuable Upon Conversion of Convertible Notes

This prospectus relates to the offer and resale by the selling stockholders identified herein, or their permitted transferees (the “Selling Stockholders”), of up to (i) 341,426,206 shares (the “PIPE Shares”) of common stock, par value $0.001 share (“Common Stock”) issued to the investors of the PIPE Offering (as defined below), (ii) 133,100,773 shares of Common Stock (the “Pre-Funded Warrant Shares”) underlying pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock with an exercise price per share equal to $0.001 issued to the investors of the PIPE Offering, (iii) 700,000 shares of Common Stock previously issued upon exercise of Pre-Funded Warrants (the “Exercised Pre-Funded Warrant Shares”) (iv) up to 100,000,000 shares of Common Stock (the “CD Shares”) issuable upon conversion of the convertible notes (“Convertible Notes”) (v) 3,135,207 shares of Common Stock offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act (the “4(a)(2) Shares”) and (iv) 11,897,088 shares of Common Stock issued to advisors of the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act (the “Advisor Shares”).

The PIPE Shares and Pre-Funded Warrants were issued on August 14, 2025, pursuant to certain Subscription Agreements (collectively, the “Subscription Agreements”) dated May 12, 2025 in a private placement offering (the “PIPE Offering”). The Convertible Notes were issued on August 15, 2025, pursuant to that certain Convertible Debt Purchase Agreement dated May 12, 2025, by and between the Company and YA II PN, Ltd. (the “Debt Financing”). The 4(a)(2) shares were issued pursuant to Section 4(a)(2) of the Securities Act between 2022 and 2025. The Advisor Shares were previously issued to certain individuals and entities providing services for the Company pursuant to Section 4(a)(2) of the Securities Act.

We refer to the PIPE Shares, Pre-Funded Warrant Shares, Exercised Pre-Funded Warrant Shares, the CD Shares, the 4(a)(2) Shares and the Advisor Shares, collectively as the “Securities” in this prospectus.

The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Securities in a number of different ways and at varying prices. See the “Plan of Distribution” section of this prospectus for more information.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders.

The Selling Stockholders listed under the heading “Selling Stockholders” may offer and sell up to 590,259,274 shares of our common stock (the “Common Stock”) pursuant to this prospectus. In addition, from time to time, selling stockholders to be named in a prospectus supplement may offer shares of our Common Stock. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying shares of our Common Stock.

Our Common Stock is listed on Nasdaq under the symbol “NAKA.” On September 11, 2025, the last reported sale price of our Common Stock on Nasdaq was $3.95 per share.

The Selling Stockholders may offer all or part of the Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page 2 of this prospectus and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of our Common Stock or determined if this prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf registration process, the Selling Stockholders may offer shares of our Common Stock in one or more offerings. Before investing in our Common Stock offered by this prospectus, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

The Selling Stockholders listed under the heading “Selling Stockholders” in this prospectus may offer and sell up to 590,259,274 shares of our Common Stock pursuant to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering by the Selling Stockholders, together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

To the extent the information contained in this prospectus differs from or conflicts with the information contained in any document incorporated by reference, the information in this prospectus will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

In deciding whether to invest in our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them.

This prospectus, and any accompanying supplement to this prospectus, does not constitute an offer to sell or the solicitation of an offer to buy our Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any related free writing prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus was made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our Common Stock offered by this prospectus.

Unless the context requires otherwise, in this prospectus, the terms “KindlyMD,” “the Company,” “we,” “us” and “our” refer to Kindly MD, Inc. and its consolidated subsidiaries, including Nakamoto Holdings, Inc. (except where it is clear from the context that the term means only the issuer, Kindly MD, Inc.).

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WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed an automatic registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document.

Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Commission’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website or via the Commission’s EDGAR database. In addition, you can find more information about us on our website at https://kindlymd.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. These statements are only predictions. You should not place undue reliance on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties, many of which are beyond our control, or currently unknown to us. Our assumptions may turn out to be inaccurate and actual events or results may differ materially from our expectation or projections. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

●	we have incurred, and will continue to incur, direct and indirect costs as a result of the Merger (as defined below);

●	potential litigation relating to the Merger could result in substantial costs to the Company and/or may adversely affect the Company’s business, financial condition or results of operations following the Merger;

●	the trading price and volume of the Company’s securities may be volatile following the Merger and related transactions;

●	the Company shareholders will experience dilution in the future due to any exercise of existing warrants and any future issuances of equity securities in the Company;

●	the market price for the Common Stock following the closing may be affected by factors different from those that historically have affected or currently affect Common Stock;

●	risks that the benefits of the Merger and related transactions are not realized when and as expected;

●	risks associated with our financial condition and results of operations, including revenue, revenue growth, cost of revenue, operating expenses, operating income and capital expenditures;

●	the failure to enforce and maintain our intellectual property rights could adversely affect the value of the Company;

●	laws and regulations affecting the medical cannabis industry are constantly changing, which could detrimentally affect our operation;

●	competitive platforms or other technological breakthroughs for the monitoring, management, treatment, or prevention of medical conditions may adversely affect demand for our offerings;

●	our ability to grow our business effectively, to scale our business and to manage our expenses;

●	the competitiveness of the market in which we operate;

●	our reliance on our management team and other key employees;

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●	the impact of potential information technology or data security breaches or other cyberattacks or other disruptions;

●	our ability to obtain, maintain, protect and enforce our intellectual property and proprietary rights;

●	our ability to comply with regulations applicable to us;

●	risks related to our estimates of market opportunity and our ability to change our pricing models, if necessary to compete successfully;

●	risks related to implementing a bitcoin treasury operation;

●	risks related to regulatory developments regarding crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations;

●	risks related to the future growth of our business and strategy following the consummation of the Merger and related transactions; and

●	other risks detailed in the cautionary statements included, or incorporated by reference, in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

The foregoing list may not include all of the risk factors that impact the forward-looking statements made in this prospectus. Our actual financial condition and results could differ materially from those expressed or implied by our forward-looking statements as a result of various factors, including those discussed in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that our actual future results may be materially different from the results expressed or implied by our forward-looking statements. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

We operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus. Before making an investment decision, you should carefully read the entire prospectus, including the “Risk Factors” section beginning on page 2 of this prospectus and in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.

Company Overview

We are a patient-first healthcare and healthcare data company redefining value-based care and patient-centered medical services. Formed in 2019, we leverage data analysis to deliver evidence-based, personalized solutions in order to reduce opioid use, improve health outcomes faster, and provide value-based, algorithmic guidance on the use of alternative medicine in healthcare.

On May 12, 2025, we entered into an Agreement and Plan of Merger with our wholly owned subsidiary, Kindly Holdco Corp. (“Merger Sub”), and Nakamoto Holdings Inc. (“Nakamoto”), to merge Nakamoto into Merger Sub, with Nakamoto surviving as a wholly owned subsidiary of the Company (the “Merger”). The consideration for the Merger consists of approximately 22.3 million shares of Common Stock of the Company, to be issued to Nakamoto shareholders. In connection with the Merger, KindlyMD also entered into private placement subscription agreements for the sale of shares of our Common Stock at a purchase price of $1.12 per share and pre-funded warrants at a purchase price of $1.119 per warrant, and on June 19, 2025, entered into additional subscription agreements for the sale of shares of our Common Stock at a purchase price of $5.00 per share (collectively the “PIPE Transactions”). The gross proceeds were approximately $540.0 million before deducting placement agent fees and other offering expenses. The net proceeds from the PIPE Transactions are intended to be used to acquire bitcoin, which positioned us to implement our bitcoin treasury strategy (the “Bitcoin Treasury Strategy”), and for working capital and general corporate purposes. On May 12, 2025, in the Debt Financing we also agreed to issue the Convertible Notes in the principal amount of $200.0 million to YA II PN, Ltd.. The Merger and PIPE Transactions closed on August 14, 2025 and the Debt Financing closed on August 15, 2025.

On August 26, 2025, we entered into a Sales Agreement with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, Craig-Hallum Capital Group LLC, Needham & Company, LLC, and Yorkville Securities, LLC (the “Agents”), pursuant to which we may offer and sell shares (the “ATM Shares”) of our Common Stock having an aggregate offering price of up to $5 billion from time to time through the Agents, acting as our sales agents (the “ATM Program”). Under the terms of the Sales Agreement, we also may sell our Common Stock to any of the Agents, as principal for its own account, at a price agreed upon at the time of sale. If we sell our Common Stock to any of the Agents, as principal, we will enter into a separate agreement with such Agent, setting forth the terms of the transaction.

Bitcoin will serve as our primary treasury reserve asset and we are focused on accumulating a long-term bitcoin position. Our existing business operations will continue.

We have adopted a Treasury Reserve Policy under which our treasury reserve assets will consist of cash and cash equivalents, short-term investments, and bitcoin, with bitcoin serving as the primary treasury reserve asset on an ongoing basis, subject to market conditions and the anticipated needs of the business. In connection with the closing of the Merger, the Company’s board adopted a corporate strategy of acquiring and holding bitcoin, including with the proceeds of capital raising transactions. This strategy generally involves, from time to time and subject to market conditions, issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin, as well as acquiring bitcoin with liquid assets that exceed working capital requirements. The Company views its bitcoin holdings as long-term assets and expects to continue accumulating bitcoin in the future, without setting a specific target for the amount of bitcoin to be held. The company may also consider entering into additional capital raising transactions collateralized by its bitcoin holdings and may pursue strategies to generate income or otherwise use its bitcoin holdings to create funds, depending on market conditions and business needs. Following the Merger and the establishment and growth of our bitcoin treasury, we may consider raising additional funds and/or leveraging its treasury to acquire and develop bitcoin companies operating in the finance, media and advisory industries, with the ultimate goal of creating a diversified ecosystem of bitcoin companies in the future.

For a description of our business, financial condition, results of operations and other important information regarding the Company and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page iii of this prospectus.

Our Corporate Information

Our principal executive offices are located at 5097 South 900 East, Suite 100, Salt Lake City, UT 84117, and our telephone number is (385) 388-8220. Our website is www.kindlymd.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Our Common Stock is listed with, and trades on, Nasdaq under the ticker symbol “NAKA.” Our tradeable warrants to purchase Common Stock are listed with, and trade on, Nasdaq under the ticker symbol “NAKAW.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent annual report on Form 10-K as supplemented or updated in our most recent quarterly report on Form 10-Q, any current report on Form 8-K, as well as any accompanying prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including our financial statements and related notes, before deciding whether to purchase our securities.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the Form 10-K.

Risks Related to This Offering and Our Common Stock

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and Nasdaq and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future, through our ATM Program or other means, offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell through our ATM Program or other means, additional shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by the Selling Stockholders, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our shares of Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience future dilution.

In addition, the sale of shares our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.

Sales of our common stock in our ATM Program, or the perception that such sales may occur, could cause the market price of our common stock to fall.

On August 26, 2025, we entered into a Sales Agreement with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, Craig-Hallum Capital Group LLC, Needham & Company, LLC, and Yorkville Securities, LLC pursuant to which we may offer and sell the ATM Shares from time to time. Continued sales of our Common Stock, if any, under the ATM Program will depend upon market conditions and other factors to be determined by us and may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act. Future sales of our Common Stock are not guaranteed, and there are no firm commitments to receive funding under the ATM Program. The issuance from time to time of these new shares of common stock, or the perception that such sales may occur, could have the effect of depressing the market price of our common stock.

The sale or availability for sale of a substantial number of shares of our Common Stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our Common Stock to decline. We are unable to predict what effect, if any, sales of securities in this offering or by our significant stockholders, directors or officers will have on the market price of our Common Stock.

Market price of our Common Stock may be volatile, which could subject us to securities class action litigation and result in substantial losses for our stockholders.

The market price of shares of our Common Stock could be subject to wide fluctuations in response to many risk factors listed in this section and the documents incorporated by reference in this prospectus as well as other factors others beyond our control. Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their shares of our Common Stock at or above the price at which they purchased their shares of our Common Stock.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Resales of our Common Stock in the public market by our stockholders (including the Selling Stockholders) may cause the market price of our shares of Common Stock to fall.

Sales of a substantial number of shares of Common Stock could occur at any time, including sales by the Selling Stockholders under this prospectus. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our shares of Common Stock.

USE OF PROCEEDS

All of the shares of Common Stock being offered hereby are being sold by Selling Stockholders. The Selling Stockholders listed under the heading “Selling Stockholders” in this prospectus or any applicable prospectus supplement will receive all of the net proceeds from the sales of shares of Common Stock. We will not receive any proceeds from the sale of Common Stock k by the selling stockholders.

We, and not the Selling Stockholders, will pay the costs, expenses and fees in connection with the registration of the shares of Common Stock covered by this prospectus and any accompanying prospectus supplement, but the Selling Stockholders will pay all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of such shares of Common Stock.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders consist of the (i) the PIPE Shares, (ii) the Pre-Funded Warrant Shares, (iii) the Exercised Pre-Funded Warrant Shares, (iv) the CB Shares and (v) the 4(a)(2) Shares.

For additional information regarding the issuance of the PIPE Shares, the Pre-Funded Warrants, the Existing Pre-Funded Warrants and the CD Shares in connection with the PIPE Offering and Debt Financing, see the section “Prospectus Summary—Recent Developments” above. We are registering the resale of such Securities in order to permit such Selling Stockholders to offer the Securities for resale from time to time. The 4(a)(2) shares were issued pursuant to Section 4(a)(2) of the Securities Act during 2024. The Advisor Shares were issued pursuant to Section 4(a)(2) of the Securities Act on August 14, 2025 and September 11, 2025.

We are registering the resale of the Securities pursuant to the requirements of that certain registration rights agreement by and between us and the Selling Stockholders. We may register additional shares for resale for the account of additional Selling Stockholders in the future through an accompanying prospectus supplement.

We are registering the resale of the shares of Common Stock held by the Selling Stockholders to permit the Selling Stockholders to resell or otherwise dispose of such shares in the manner contemplated under “Plan of Distribution” in this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling stockholders” includes the selling securityholder listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, successors-in-interest and others who later come to hold any of the Selling Stockholders’s interest in such shares other than through a public sale.

The Selling Stockholders may sell some, all or none of the shares of Common Stock held by them. We do not know how long the selling stockholders will hold such shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of their shares of Common Stock. The shares of Common Stock covered hereby may be offered from time to time by the Selling Stockholders.

The following table sets forth the number of shares of our outstanding Common Stock beneficially owned by the Selling Stockholders as of September 11, 2025, the number of shares of Common Stock that may be offered under this prospectus, and the number of shares and percentage of our outstanding Common Stock beneficially owned by the Selling Stockholders assuming all of the shares of Common Stock covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our shares of Common Stock. Generally, a person “beneficially owns” shares of Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares in the column “Number of Shares of Common Stock Registered for Sale Hereby” represents all of the shares of Common Stock that the Selling Stockholders may offer and sell from time to time under this prospectus.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Stockholders as of the date of this prospectus. The Selling Stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares or other securities since the date on which the information in the table below is presented. Information about the Selling Stockholders may change over time. The percentage of shares owned after the offering is based on 378,128,307 shares of our Common Stock outstanding as of September 11, 2025.

	Shares Beneficially Owned Before the Offering		Maximum Number of Shares of Common Stock Registered for Sale	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number(1)(2)%		Hereby	Number(3)%
3Con, LLC (4)	169,913	*	169,913	—	*
Abdulla Rashed Helal Rashed Isa	1,400,000	*	1,400,000	—	*
ACP Ventures Manager LLC (5)	6,250,000	1.65%	6,250,000	—	*
ACTAI Unicorn Fund II LP (6)	223,214	*	223,214	—	*
Adam Back	8,928,572	2.36%	8,928,572	—	*
Adam Cox	72,834	*	72,834	—	*
Adam Helfgott	89,286	*	89,286	—	*
Adrian Steckel	1,000,000	*	1,000,000	—	*
Al Mal Capital PSC (7)	892,857	*	892,857	—	*
Alessandro Rustioni	50,000	*	50,000	—	*
Alpha Holdings LP (8)	13,392,857	3.54%	13,392,857	—	*
Alto Opportunity Master Fund SPC – Segregated Master Portfolio B (9)	446,429	*	446,429	—	*
AltoIRA Custodian FBO William McCrary IV Roth IRA (10)	133,929	*	133,929	—	*
Alyeska Master Fund, L.P. (11)	17,857,143	4.72%	17,857,143	—	*
Amanda Terry	44,642	*	44,642	—	*
Amy Cowan	3,125	*	3,125	—	*
Amy Powell	5,114	*	5,114	—	*

Andrew Creighton	3,124,971	*	3,124,971	—	*
Andrew Goldstein	669,643	*	669,643	—	*
Andrew Jacks	8,928	*	8,928	—	*
Andrew Yashchuk	223,223	*	223,223	—	*
Armadillo Ventures LLC (12)	89,285	*	89,285	—	*
Arrington XRP Capital Fund, LP (13)	8,928,571	2.36%	8,928,571	—	*
Aubrey Hiam	372,500	*	372,500	—	*
Austin Alexander	2,500,000	*	2,500,000	—	*
Autoencoder Holdings, LLC (14)	42,588	*	42,588	—	*
AV-Blockchain, LLC (15)	89,285	*	89,285	—	*
Avery J. Knapp Jr.	400,000	*	400,000	—	*
Balaji Srinivasan	273,038	*	273,038	—	*
Belay On Group LLC (16)	1,339,286	*	1,339,286	—	*
Belvedere Capital Limited (17)	267,857	*	267,857	—	*
Benjamin Thor Rameau	4,910,714	1.29%	4,910,714	—	*
Bertic Corporation (18)	49,998	*	49,998	—	*
Bertical Universe LLC (19)	4,464,285	1.18%	4,464,285	—	*
Bitcoin Opportunity Fund, LP (20)	308,036	*	308,036	—	*
Bitcoin Opportunity Fund II QP, LP (21)	89,286	*	89,286	—	*
Bitcoin Opportunity Fund II, LP (22)	49,107	*	49,107	—	*
Bitdeer Technologies Group (23)	892,857	*	892,857	—	*
Black Global One LLC (24)	89,286	*	89,286	—	*
Blevins Investment Trust (25)	892,857	*	892,857	—	*
Bolt Propulsion LLC (26)	223,214	*	223,214	—	*
Braden T Weiss Descendants Trust (27)	25,000	*	25,000	—	*
Breed Fund II, LP (28)	223,214	*	223,214	—	*
Camilo Basto	15,000	*	15,000	—	*
Carl Cullen Earnest	44,642	*	44,642	—	*
Carlos Gaviria	89,286	*	89,286	—	*
Cerberus Limited (29)	2,678,572	*	2,678,572	—	*
Chadwick Roach	580,357	*	580,357	—	*
Chainstone Labs Inc (30)	178,571	*	178,571	—	*
Charles E. Woodside III Irrevocable Trust (31)	50,000	*	50,000	—	*
Charles E. Woodside Jr Trust (32)	175,000	*	175,000	—	*
Christian Robinson	5,114	*	5,114	—	*
Clark Moody	100,000	*	100,000	—	*
Cohen & Company Securities, LLC (33)	11,624,050	*	11,624,050	—	*
Colby Lamberson	1,000,000	*	1,000,000	—	*
Colette Sara Enriqueta Payer Marquez	178,571	*	178,571	—	*
Columbus Circle Digital I (34)	1,318,750	*	1,318,750	—	*
Conor Hunt	8,869	*	8,869	—	*
Courtney Lipscomb	718	*	718	—	*
D Con Enterprises LLC (35)	178,571	*	178,571	—	*
Danny Yang	450,000	*	450,000	—	*
Dave McComb	200,000	*	200,000	—	*
David Bailey	11,160,572	2.95%	11,160,572	—	*
David M. Bales	24,107	*	24,107	—	*
David Namdar	1,785,000	*	1,785,000	—	*

DE SIP LLC (36)	3,571,429	*	3,571,429	—	*
Demetree Sharity Fund, LLC (37)	178,572	*	178,572	—	*
Didier Lewis	2,232,114	*	2,232,114	—	*
Douglass Clan Family Trust (38)	183,929	*	183,929	—	*
DSW Trust #2 (39)	500,000	*	500,000	—	*
Dune Investments Holdings LLC (40)	200,000	*	200,000	—	*
Ehud Wertheimer	178,572	*	178,572	—	*
Elixr Coffee Nashville (41)	15,000	*	15,000	—	*
Erik Porter	200,000	*	200,000	—	*
EW Moore Family Trust (42)	336,786	*	336,786	—	*
Fifth Lane Partners Fund LP (43)	1,160,714	*	1,160,714	—	*
Gary Seelhorst	5,114	*	5,114	—	*
Geshke Family Descendants Trust (44)	40,000	*	40,000	—	*
Golden Eggs TIST (45)	89,285	*	89,285	—	*
Grace Elizabeth Woodside Irrevocable Trust (46)	11,000	*	11,000	—	*
Great Point Capital, LLC (47)	446,429	*	446,429	—	*
Grigori Fishman	4,465,000	1.18%	4,465,000	—	*
H. Eric Semler	4,464,285	1.18%	4,464,285	—	*
Harraden Circle Concentrated, LP (48)	357,143	*	357,143	—	*
Harraden Circle Investors, LP (49)	2,053,571	*	2,053,571	—	*
Harraden Circle Special Opportunities, LP (50)	2,053,571	*	2,053,571	—	*
Hart Weatherford	892,857	*	892,857	—	*
Hawthorne II Investment LP (51)	80,000	*	80,000	—	*
Hawthorne SPV LLC(52)	625,000	*	625,000	—	*
Herve Larren	892,857	*	892,857	—	*
Hudson Bay Master Fund Ltd (53)	892,857	*	892,857	—	*
Humla Holdings I LLC (54)	1,562,429	*	1,562,429	—	*
Hussain Mark Kadouh	1,339,286	*	1,339,286	—	*
Hypersphere Atlas Master Fund Ltd. (55)	1,339,286	*	1,339,286	—	*
Insight Capital Investments, LLC (56)	178,571	*	178,571	—	*
Ivan Brightly	892,857	*	892,857	—	*
IVC Advisory Co. Ltd.(57)	400,000	*	400,000	—	*
Jackson Moore	60,000	*	60,000	—	*
Jackson W. Moore Jr Family Trust (58)	40,000	*	40,000	—	*
James C. Rooney	900,000	*	900,000	—	*
Jameson Lopp	1,340,000	*	1,340,000	—	*
Jared Barrera	15,842	*	15,842	—	*
Jason Robins	260,000	*	260,000	—	*
Jeff E. Gorman	446,428	*	446,428	—	*
Jeffrey Dunetz	15,000	*	15,000	—	*
Jeffrey Park	89,286	*	89,286	—	*
Jens Maria P. Willemen	8,928,572	2.36%	8,928,572	—	*
Jeremy Joyal	8,577	*	8,577	—	*
John Michael Christovich	5,232,114	1.38%	5,232,114	—	*
John Stevo	446,429	*	446,429	—	*
Jonathan Sadlowe	67,000	*	67,000	—	*
Joseph Krug	892,858	*	892,858	—	*
Joshua Duane Noe	2,410	*	2,410	—	*
Joshua Unseth	20,000	*	20,000	—	*
Kalman Gabriel	268,000	*	268,000	—	*
KAS Capital LLC (59)	180,000	*	180,000	—	*

Kelly Hwang	220,983	*	220,983	—	*
Kemper Ohlmeyer Generation-Skipping Trust (60)	40,000	*	40,000	—	*
Kenetic FO LLC (61)	892,857	*	892,857	—	*
Kevin Geshke	60,000	*	60,000	—	*
Kimberly G. Hosking Descendants Trust (62)	30,000	*	30,000	—	*
Kingsway Fund – Frontier Consumer Franchises (63)	1,428,571	*	1,428,571	—	*
Kingsway Fund – Frontier Consumer Franchises Extoba (64)	357,143	*	357,143	—	*
LeadSeven LLC (65)	892,857	*	892,857	—	*
Light on the Hill, LLC (66)	241,072	*	241,072	—	*
Liqin Kou	224,000	*	224,000	—	*
Liquidity Technology Limited (67)	893,660	*	893,660	—	*
Long Run Capital II, LP (68)	446,429	*	446,429	—	*
LRC Special Opportunities LLC –Series 3 (69)	1,097,321	*	1,097,321	—	*
Lurium, LLC (70)	23,321	*	23,321	—	*
Lynn S. Woodside Trust (71)	49,000	*	49,000	—	*
Mackenzi Adams	223,215	*	223,215	—	*
Mangrove Financial Limited (72)	133,928,571	27.19%	133,928,571	—	*
Mark Mason	89,285	*	89,285	—	*
Mark W. Yusko	2,100,000	*	2,100,000	—	*
Max B. Hoyt	88,393	*	88,393	—	*
Meanwhile Incorporated (73)	892,857	*	892,857	—	*
Michael Haugh	89,286	*	89,286	—	*
Micah Winkelspecht	223,214	*	223,214	—	*
Mike Kane	200,000	*	200,000	—	*
Mission Gate LLC (74)	892,857	*	892,857	—	*
Moonwalker Fund I LP (75)	267,857	*	267,857	—	*
Moonwalker FUND II LP (76)	223,214	*	223,214	—	*
Mythos Orange1 Co. Ltd. (77)	4,464,286	1.18%	4,464,286	—	*
Nabeel Qadri	892,896	*	892,896	—	*
Naka Investments LLC (78)	89,286	*	89,286	—	*
Nakamoto Investments LLC (79)	1,785,715	*	1,785,715	—	*
Nakamoto Feeder, a series of Allocations 2025 Master, LLC (80)	8,555,115	2.26%	8,555,115	—	*
Next Layer Capital Investment Partners SPV 1 LLC (81)	285,714	*	285,714	—	*
Nicholas Layton	2,000	*	2,000	—	*
Nikita Buianov	892,857	*	892,857	—	*
North Commerce Parkway Capital LP (82)	13,392,857	3.54%	13,392,857	—	*
Off the Chain, LP (83)	4,464,286	1.18%	4,464,286	—	*
OGTM Holdings LLC (84)	1,339,286	*	1,339,286	—	*
Omar Amin Mohamed Yousif	900,000	*	900,000	—	*
Origin Capital Partners Limited (85)	892,857	*	892,857	—	*
Palmer Finger	60,000	*	60,000		*
ParaFi Digital Opportunities LP (86)	17,857,143	4.72%	17,857,143	—	*
Park Lane Family Holdings Ltd. (87)	22,321	*	22,321	—	*
Patrick P. McGee	225,000	*	225,000	—	*
PCVP Ltd.(88)	1,044,642	*	1,044,642	—	*
Pinz Capital Special Opportunities Fund LP (89)	267,857	*	267,857	—	*
Pinz Family LLC (90)	156,250	*	156,250	—	*
Polar Multi-Strategy Master Fund (91)	4,464,285	1.18%	4,464,285	—	*
Rajni Puri	35,714	*	35,714	—	*
Republic Digital Opportunistic Digital Assets Master Fund Ltd. (92)	4,017,858	1.06%	4,017,858	—	*
Richard D. McRae Jr.	200,000	*	200,000	—	*

RLD90 Trust(93)	100,000	*	100,000	—	*
Rodrigo Pliego Abraham	89,286	*	89,286	—	*
Ryan Pamplin	20,000	*	20,000	—	*
Sarang Patel	446,455	*	446,455	—	*
Sats Ventures Fund LP (94)	178,571	*	178,571	—	*
Scott Shaw	892,857	*	892,857	—	*
Sean England	84,821	*	84,821	—	*
Seer Labs Limited(95)	1,785,258	*	1,785,258	—	*
Shane Jaimez	2,050	*	1,000	1,050	*
Shanti Cillo	892,803	*	892,803	—	*
Simon Gerovich	4,500,000	1.19%	4,500,000	—	*
Sora Ventures(96)	892,857	*	892,857	—	*
Suleman Lunat	89,286	*	89,286	—	*
SunnySide Consulting and Holdings Inc. (97)	20,000	*	20,000	—	*
Suralina Holdings LLC(98)	892,857	*	892,857	—	*
TAS Revocable Trust(99)	50,000	*	50,000	—	*
TDK Cashflow Ltd. (100)	446,429	*	446,429	—	*
Terrence Patrick Finley	40,000	*	40,000	—	*
The Eudaimonia Trust(101)	50,000	*	50,000	—	*
The JAHW Trust(102)	89,286	*	89,286	—	*
The Mark E Fikse Revocable Trust (103)	50,000	*	50,000	—	*
The MMW 2020 Trust (104)	2,232,142	*	2,232,142	—	*
The Okung Community Property Trust (105)	357,142	*	357,142	—	*
Thomas K. Herman, II	491,071	*	491,071	—	*
Tim Pickett	99,025	*	99,025	—	*
Tomas Braniff	446,429	*	446,429	—	*
Trajan Holdings LLC (106)	2,232,143	*	2,232,143	—	*
TWORDC Family Partnership, L.P. (107)	2,185,715	*	2,185,715	—	*
Tyler Evans	2,410,685	*	2,410,685	—	*
Valter Pinto	89,286	*	89,286	—	*
VanEck Digital Assets Alpha Fund, Ltd. (108)	1,339,285	*	1,339,285	—	*
Van Eck Associates Corporation(109)	3,125,000	*	3,125,000	—	*
Vault Investment Holdings Limited (110)	13,392,856	3.54%	13,392,856	—	*
Verition Multi-Strategy Master Fund, Ltd.(111)	53,571,429	13.57%	53,571,429	—	*
VIVI VITA LLC (112)	20,000	*	20,000	—	*
Wade Rivers, LLC (113)	2,886,744	*	2,886,744	—	*
WAM Family Ventures LLC (114)	178,571	*	178,571	—	*
Wayne Foreman	20,000	*	20,000	—	*
White Lion Capital LLC(115)	100,000	*	100,000	—	*
William J. O’Brien	1,785,714	*	1,785,714	—	*
William P. Tai	312,500	*	312,500	—	*
YA II PN, Ltd. (116)	114,246,002	23.94%	114,246,002	—	*
Yugana Hana Ltd. (117)	89,286	*	89,286	—	*
Zephyron LLC (118)	30,000	*	30,000	—	*
ZSP Capital LLC (119)	178,571	*	178,571	—	*

*	Percentage not listed if less than 1%.

(1)	Applicable percentage ownership is based on 378,128,307 shares of our Common Stock outstanding as of September 11, 2025.

(2)	For the purposes of the calculations the shares of Common Stock to be sold pursuant to the prospectus we are assuming (a) an event of default under the Convertible Notes has not occurred, (b) the Convertible Notes are each converted in full at a conversion price of $2.00 without regard to any beneficial ownership limitations set forth therein, and (c) no interest on the Convertible Notes has accrued. We are also assuming, the exercise in full of all of the Pre-Funded Warrants without regard to any beneficial ownership limitations on exercise as described above and as set forth therein.

(3)	Represents the amount of shares that will be held by each Selling Stockholder after completion of this offering based on the assumptions that (a) all Common Stock underlying the Convertible Notes registered for sale by the registration statement of which this prospectus is part of will be sold and (b) no other shares of Common Stock are acquired or sold by such Selling Stockholder prior to completion of this offering. However, the Selling Stockholders may sell all, some or none of such shares offered pursuant to this prospectus and may sell other shares of Common Stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

(4)	Patrick Conroy, the ultimate control person of 3Con, LLC, has voting and investment control of the shares held by 3Con, LLC and may be deemed to be the beneficial owner of such shares. The address of 3Con, LLC is P.O. Box 402049, Nashville, TN 37204.

(5)	Austin Alexander, the ultimate control person of ACP Ventures Manager LLC, has voting and investment control of the shares held by ACP Ventures Manager LLC and may be deemed the beneficial owner of such shares. The address of ACP Ventures Manager LLC is c/o Austin Alexander, 370 Dorado BCH E, Dorado, PR 00646.

(6)	Amanda Terry, the ultimate control person of ACTAI Unicorn Fund II LP has voting and investment control of the shares held by ACTAI Unicorn Fund II LP and may be deemed the beneficial owner of such shares. The address of ACTAI Unicorn Fund II LP is 1907 E. Wayzata Blvd., Suite 300, Wayzata, MN 55391.

(7)	Naser Nabulsi, the ultimate control person of Al Mal Capital PSC has voting and investment control of the shares held by Al Mal Capital PSC and may be deemed the beneficial owner of such shares. The address of Al Mal Capital PSC is 48 Burj Gate, Downtown Dubai Sheikh Zayed Road, Office 901, P.O. Box 119930, Dubai, UAE.

(8)	SALINAS PLIEGO Ricardo Benjamin, through Andromeda Investment Company Ltd as General Partner, has voting and investment control of the shares held by Alpha Holdings LP and may be deemed the beneficial owner of such shares. The address of Alpha Holdings LP is 22 Adelaide Street West, 3400, Toronto, Ontario, M5H 4E3, Canada.

(9)	Waqas Khatri, the ultimate control person of Alto Opportunity Master Fund, SPC – Segregated Portfolio B has voting and investment control of the shares held by Alto Opportunity Master Fund, SPC – Segregated Portfolio B and may be deemed the beneficial owner of such shares. The address of Alto Opportunity Master Fund, SPC – Segregated Portfolio B is c/o Ayrton Capital – 55 Post Road West, Westport, CT 06680.

(10)	William McCrary IV, the ultimate control person of AltoIRA Custodian FBO William McCrary IV Roth IRA has voting and investment control of the shares held by AltoIRA Custodian FBO William McCrary IV Roth IRA and may be deemed the beneficial owner of such shares. The address of AltoIRA Custodian FBO William McCrary IV Roth IRA is 4305 Esteswood Drive, Nashville, TN 37215.

(11)	Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(12)	John Robert Reed and Sarah Ashley Woods Reed, the ultimate control persons of Armadillo Ventures LLC have voting and investment control of the shares held by Armadillo Ventures LLC and may be deemed the beneficial owners of such shares. The address of Armadillo Ventures LLC is 1203 Lorrain St, Austin, TX 78703.

(13)	J. Michael Arrington, the sole management member of Arrington Capital Management, LLC, has voting and investment control of the shares held by Arrington XRP Capital Fund, LP and may be deemed the beneficial owner of such shares. The address of Arrington XRP Capital Fund, LP is 382 NE 191st, Suite 52895, Miami, FL 33179-3899.

(14)	Daniel Tenreiro-Braschi (as Manager of Autoencoder Holdings, LLC), the ultimate control person of Autoencoder Holdings, LLC has voting and investment control of the shares held by Autoencoder Holdings, LLC and may be deemed the beneficial owner of such shares. The address of Autoencoder Holdings, LLC is 2572 Park Ave, New York, NY 10451.

(15)	Bryce Butler and TJ Abood, the ultimate control persons of AV-Blockchain, LLC have voting and investment control of the shares held by AV-Blockchain, LLC and may be deemed the beneficial owners of such shares. The address of AV-Blockchain, LLC is P.O. Box 4572, Louisville, KY 40204.

(16)	Joshua Fraser, Director of Belay On Group LLC, has voting and investment control of the shares held by Belay On Group LLC and may be deemed the beneficial owner of such shares. The address of Belay On Group LLC is 312 W. 2nd Street, PMB 5884, Casper, WY 82601.

(17)	Imran Rahman and Ghazia Saleemi, the ultimate control persons of Belvedere Capital Limited has voting and investment control of the shares held by Belvedere Capital Limited and may be deemed the beneficial owner of such shares. The address of Belvedere Capital Limited is Lynwood, Holme Road, Didsbury, Manchester, M20 2TX, UK.

(18)	Sven Grail, the ultimate control person of Bertic Corporation has voting and investment control of the shares held by Bertic Corporation and may be deemed the beneficial owner of such shares. The address of Bertic Corporation is 3 Fifeshire Road, Toronto, ON, CDN M2L 2G4.

(19)	Albert Feinstein, the ultimate control person of Bertical Universe LLC has voting and investment control of the shares held by Bertical Universe LLC and may be deemed the beneficial owner of such shares. The address of Bertical Universe LLC is 16192 Coastal Highway, Lewes, DE 19958.

(20)	James A. Lavish and David A. Foley, Managing Partners of Graybeard BTC Management, LLC, have voting and investment control of the shares held by Bitcoin Opportunity Fund, LP and may be deemed the beneficial owners of such shares. The address of Bitcoin Opportunity Fund, LP is c/o Venture X, 10624 S. Eastern Ave, Suite A789, Henderson, NV 89052.

(21)	James A. Lavish and David A. Foley, Managing Partners of Graybeard BTC Management, LLC, have voting and investment control of the shares held by Bitcoin Opportunity Fund II QP, LP and may be deemed the beneficial owners of such shares. The address of Bitcoin Opportunity Fund II QP, LP is c/o Venture X, 10624 S. Eastern Ave, Suite A789, Henderson, NV 89052.

(22)	James A. Lavish and David A. Foley, Managing Partners of Graybeard BTC Management, LLC, have voting and investment control of the shares held by Bitcoin Opportunity Fund II, LP and may be deemed the beneficial owners of such shares. The address of Bitcoin Opportunity Fund II, LP is c/o Venture X, 10624 S. Eastern Ave, Suite A789, Henderson, NV 89052.

(23)	Wu Jihan, Chief Executive Officer of Bitdeer Technologies Group, has voting and investment control of the shares held by Bitdeer Technologies Group and may be deemed the beneficial owner of such shares. The address of Bitdeer Technologies Group is 8 Kallang Avenue, #09-03/04 Aperia Tower 1, Singapore 339509.

(24)	Darin Feinstein has voting and investment control of the shares held by Black Global One LLC and may be deemed the beneficial owner of such shares. The address of Black Global One LLC is 3753 Howard Hughes Pkwy Las Vegas, NV 89169.

(25)	Brad Blevins has voting and investment control of the shares held by Blevins Investment Trust and may be deemed the beneficial owner of such shares. The address of Blevins Investment Trust is 421 Hart Lane, Nashville, TN 37216.

(26)	Ross Stevens has voting and investment control of the shares held by Bolt Propulsion LLC and may be deemed the beneficial owner of such shares. The address of Bolt Propulsion LLC is 228 Park Ave South, Suite 33167, New York, NY 10003.

(27)	Braden T. Weiss has voting and investment control of the shares held by Braden T. Weiss Descendants Trust and may be deemed to be the beneficial owner of such shares.

(28)	Edward M. Breed Jr. has voting and investment control of the shares held by Breed Fund II, LP and may be deemed the beneficial owner of such shares. The address of Breed Fund II, LP is 508 Castania Ave, Coral Gables, FL 33146.

(29)	Charlie Chang, the sole shareholder and director of Cerberus Limited, has voting and investment control of the shares held by Cerberus Limited and may be deemed the beneficial owner of such shares. The address of Cerberus Limited is 4002, 40/F, Tower 1, Lippo Centre, 89 Queensway, Hong Kong.

(30)	Bruce Charles Fenton has voting and investment control of the shares held by Chainstone Labs Inc and may be deemed the beneficial owner of such shares. The address of Chainstone Labs Inc is 155 Fleet Street, Portsmouth, NH 03801.

(31)	Charles E Woodside Jr, Trustee of the Charles E Woodside III Irrevocable Trust has voting and investment control of the shares held by the trust and may be deemed the beneficial owner of such shares. The address of the Charles E Woodside III Irrevocable Trust is 1910 Hollywood Drive, Jackson, TN 38305.

(32)	Charles E Woodside, Jr, Trustee of the Charles E Woodside, Jr Trust, has voting and investment control of the shares held by the trust and may be deemed the beneficial owner of such shares. The address of the Charles E Woodside, Jr Trust is 1910 Hollywood Drive, Jackson, TN 38305.

(33)	Jerry Serowik has voting and investment control of the shares held by Cohen & Company Securities LLC and may be deemed the beneficial owner of such shares. The address of Cohen & Company Securities, LLC is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.

(34)	Christian Lopez has voting and investment control of the shares held by Columbus Circle Digital I and may be deemed the beneficial owner of such shares. The address of Columbus Circle Digital I 20 W 64th Street, Apt 10P, New York, NY 10023.

(35)	David Conwill, the ultimate control person of D Con Enterprises LLC has voting and investment control of the shares held by D Con Enterprises LLC and may be deemed the beneficial owner of such shares. The address of D Con Enterprises LLC is 8525 Richman Road, Lodi, OH 44254.

(36)	Kyle Powers, the ultimate control person of DE SIP LLC has voting and investment control of the shares held by DE SIP LLC and may be deemed the beneficial owner of such shares. The address of DE SIP LLC is 151 Calle de San Fransisco, STE 200 PMB 5534, San Juan, PR 00901.

(37)	Seth Heller, the ultimate control person of Demetree Sharity Fund, LLC has voting and investment control of the shares held by Demetree Sharity Fund, LLC and may be deemed the beneficial owner of such shares. The address of Demetree Sharity Fund, LLC is 941 West Morse Blvd., Winter Park, FL 32789.

(38)	Sarah Douglass, the ultimate control person of Douglass Clan Family Trust has voting and investment control of the shares held by Douglass Clan Family Trust and may be deemed the beneficial owner of such shares. The address of Douglass Clan Family Trust is 2000 Mallory Lane #130-80, Franklin, TN 37067.

(39)	David Waddell, the ultimate control person of DSW Trust #2 has voting and investment control of the shares held by DSW Trust #2 and may be deemed the beneficial owner of such shares. The address of DSW Trust #2 is c/o Cumberland Trust and Investment Company, 40 Burton Hills Blvd., Suite 300, Nashville, TN 37215.

(40)	Alexander Abramov, the ultimate control person of Dune Investments Holdings LLC has voting and investment control of the shares held by Dune Investments Holdings LLC and may be deemed the beneficial owner of such shares. The address of Dune Investments Holdings is 251 Little Falls Drive, Wilmington, DE 19808.

(41)	Winston Justice and Evan Inatome, the ultimate control persons of Elixr Coffee Nashville have voting and investment control of the shares held by Elixr Coffee Nashville and may be deemed the beneficial owners of such shares. The address of Elixr Coffee Nashville is 1312 Winchester Road, Brentwood, TN 37027.

(42)	Kevin Geshke and Jackson Moore have voting and investment control of the shares held by EW Moore Family Trust and may be deemed the beneficial owners of such shares. The address of EW Moore Family Trust is 3817 Bedford Avenue, Suite 220, Nashville, TN 37215.

(43)	Cavan Copeland, Managing Partner of Fifth Lane Partners Fund LP, has voting and investment control of the shares held by Fifth Lane Partners Fund LP and may be deemed the beneficial owner of such shares. The address of Fifth Lane Partners Fund LP is 3300 N IH 35, Suite 380, Austin, TX 78705.

(44)	Kevin Geshke, Trustee of the Geshke Family Descendants Trust, has voting and investment control of the shares held by the Geshke Family Descendants Trust and may be deemed the beneficial owner of such shares.

(45)	Stephen Epstein, the ultimate control person of Golden Eggs TIST has voting and investment control of the shares held by Golden Eggs TIST and may be deemed the beneficial owner of such shares. The address of Golden Eggs TIST is 718 Thompson Lane, Ste 108-273, Nashville, TN 37204.

(46)	Lynn S. Woodside, Trustee of the Grace Elizabeth Woodside Irrevocable Trust, the ultimate control person of Grace Elizabeth Woodside Irrevocable Trust have voting and investment control of the shares held by Grace Elizabeth Woodside Irrevocable Trust and may be deemed the beneficial owners of such shares. The address of Grace Elizabeth Woodside Irrevocable Trust is 1910 Hollywood Drive Jackson, TN 38305.

(47)	Dan Dimiero, the ultimate control person of Great Point Capital, LLC has voting and investment control of the shares held by Great Point Capital, LLC and may be deemed the beneficial owner of such shares. The address of Great Point Capital, LLC is 12301 Research Blvd, Building 4-270, Austin, TX 78759.

(48)	Frederick V. Fortmiller, Jr., the ultimate control person of Harraden Circle Concentrated, LP has voting and investment control of the shares held by Harraden Circle Concentrated, LP and may be deemed the beneficial owners of such shares. The address of Harraden Circle Concentrated, LP is 299 Park Ave, 21st Floor, New York, NY 10171.

(49)	Frederick V. Fortmiller, Jr., the ultimate control person of Harraden Circle Investors, LP has voting and investment control of the shares held by Harraden Circle Investors, LP and may be deemed the beneficial owner of such shares. The address of Harraden Circle Investors, LP is 299 Park Ave, 21st Floor, New York, NY 10171.

(50)	Frederick V. Fortmiller, Jr., the ultimate control person of Harraden Circle Special Opportunities, LP has voting and investment control of the shares held by Harraden Circle Special Opportunities, LP and may be deemed the beneficial owner of such shares. The address of Harraden Circle Special Opportunities, LP is 299 Park Ave, 21st Floor, New York, NY 10171.

(51)	Richard T. Weiss, the ultimate control person of Hawthorne II Investment Limited Partnership have voting and investment control of the shares held by Hawthorne II Investment Limited Partnership and may be deemed the beneficial owners of such shares. The address of Hawthorne II Investment Limited Partnership is 664 Osceola Ave., #303 Winter Park, FL 32789.

(52)	Richard T. Weiss, the ultimate control person of Hawthorne SPV LLC have voting and investment control of the shares held by Hawthorne SPV LLC and may be deemed the beneficial owners of such shares. The address of Hawthorne SPV LLC is 664 Osceola Ave., #303 Winter Park, FL 32789.

(53)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. address of Hudson Bay Master Fund Ltd is C/o Hudson Bay Capital Management LP, 290 Harbor Dr., 3rd Floor, Stamford, CT 06902.

(54)	Gregory Carson, the ultimate control person of Humla Holdings I LLC has voting and investment control of the shares held by Humla Holdings I LLC and may be deemed the beneficial owner of such shares. The address of Humla Holdings I LLC is 1521 Concord Pike, Suite 201, Wilmington DE 19803.

(55)	John Platts, the ultimate control person of Hypersphere Atlas Master Fund Ltd. have voting and investment control of the shares held by Hypersphere Atlas Master Fund Ltd. and may be deemed the beneficial owners of such shares. The address of Hypersphere Atlas Master Fund Ltd. is 1111 Lincoln Road, Suite 500 Miami Beach, FL 33139.

(56)	Brandon Mintz, the ultimate control persons of Insight Capital Investments, LLC have voting and investment control of the shares held by Insight Capital Investments, LLC and may be deemed the beneficial owners of such shares. The address of Insight Capital Investments, LLC is 18117 Biscayne Blvd PMB 61767, Miami, FL 33160.

(57)	Akio Tanaka, Director of IVC Advisory Co. Ltd. and Chaval Jiaravanon, the ultimate control persons of IVC Advisory Co. Ltd. have voting and investment control of the shares held by IVC Advisory Co. Ltd. and may be deemed the beneficial owners of such shares. The address of IVC Advisory Co. Ltd. is 1F, No. 24, Alley 2, Lane 397, Mingshui Road, Zhongshan District, Taipei City, Taiwan 10491.

(58)	Jackson Moore, as trustee, has voting and investment control over the shares held by Jackson W. Moore Jr. Family Trust and may be deemed the beneficial owner of such shares.

(59)	Alan Sheinwald, President of KAS Capital LLC, has voting and investment control of the shares held by KAS Capital LLC and may be deemed the beneficial owner of such shares. The address of KAS Capital LLC is 2 Firestone Cir, West Palm Beach, FL 33401.

(60)	Kemper P. Ohlmeyer, Trustee of the Kemper Ohlmeyer Generation-Skipping Trust, has voting and investment control of the shares held by the trust and may be deemed the beneficial owner of such shares.

(61)	Jehan Chu, President of Kenetic FO LLC, has voting and investment control of the shares held by Kenetic FO LLC and may be deemed the beneficial owner of such shares. The address of Kenetic FO LLC is 7720 NE Highway 99, Suite D, PMB 819, Vancouver, WA 98665.

(62)	Kimberly G. Hosking, Trustee of the Kimberly G. Hosking Descendants Trust has voting and investment control of the shares held by the trust and may be deemed the beneficial owner of such shares.

(63)	Kingsway Capital Partners Limited has voting and investment control of the shares held by Kingsway Fund – Frontier Consumer Franchises and may be deemed the beneficial owner of such shares. The address of Kingsway Fund – Frontier Consumer Franchises is 15, Avenue J.F. Kennedy, Luxembourg L-1855, Luxembourg.

(64)	Manuel Stotz has voting and investment control of the shares held by Kingsway Fund – Frontier Consumer Franchises Extoba and may be deemed the beneficial owner of such shares. The business address of Kingsway Fund – Frontier Consumer Franchises Extoba is 15, Avenue J.F. Kennedy, Luxembourg L-1855, Luxembourg.

(65)	Lee Pennington, Partner of LeadSeven LLC, has voting and investment control of the shares held by LeadSeven LLC and may be deemed the beneficial owner of such shares, Mr. Pennington, however, disclaims any beneficial ownership of such shares. The address of LeadSeven LLC is 704 N King St., Suite 500, Wilmington, DE 19801.

(66)	Daniel Maren, Manager of Light on the Hill, LLC, has voting and investment control of the shares held by Light on the Hill, LLC and may be deemed the beneficial owner of such shares. The address of Light on the Hill, LLC is 338 Main St., Unit 10 G, San Francisco, CA 94105.

(67)	Qi Yang, director of Liquidity Technology Limited, has voting and investment control of the shares held by Liquidity Technology Limited and may be deemed the beneficial owner of such shares. The address of Liquidity Technology Limited is Jayla Place, 2nd Floor, Road Town, Tortola, British Virgin Islands, VG1110.

(68)	Daniel Maren and Wilson Patton, the managing members of Long Run Capital GP, LLC and Long Run Capital Management, LLC, the general partner and investment manager, respectively, of Long Run Capital II, LP, have voting and investment control of the shares held by Long Run Capital II, LP and may be deemed the beneficial owners of such shares. The address of Long Run Capital II, LP is 166 Geary Street, STE 1500 #1751, San Francisco, CA 94108.

(69)	Chad Roach, Primary Managing Member of Navitas Advisers LLC, has voting and investment control of the shares held by LRC Special Opportunities LLC - Series 3 LLC and may be deemed the beneficial owner of such shares. The address of LRC Special Opportunities LLC - Series 3 LLC is 2388 S Tarryall Way, Franktown, CO 80106.

(70)	Kevin Patrick Darby, Manager of Lurium, LLC, has voting and investment control of the shares held by Lurium, LLC and may be deemed the beneficial owner of such shares. The address of Lurium, LLC is 100 Beechridge Court, Chapel Hill, NC 27517.

(71)	Lynn S. Woodside, as trustee of the Lynn S. Woodside Trust, has voting and investment control of the shares held by the Lynn S. Woodside Trust and may be deemed the beneficial owner of such shares. The address of the Lynn S. Woodside Trust is 1910 Hollywood Drive, Jackson, TN 38305.

(72)	Brendan Francis Blumer, the sole director of each of Mangrove Financial Limited and Mangrove & Company Limited and the sole shareholder of Mangrove & Company Limited, has voting and investment control of the shares held by Mangrove Financial Limited and may be deemed the beneficial owner of such shares. All Pre-Funded Warrants held by Mangrove & Company Limited are assumed to be exercised in full, without giving effect to any beneficial ownership limitations on exercise as described above and as set forth in the Pre-Funded Warrants. The address of Mangrove Financial Limited is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands.

(73)	Zachary Townsend and Max Gasner have voting and investment control of the shares held by Meanwhile Incorporated and may be deemed the beneficial owners of such shares. The address of Meanwhile Incorporated is 650 California Street, Floor 5, Suite 135, San Francisco, CA 94108.

(74)	Marina Ramazashvili, Director of Mission Gate LLC, has voting and investment control of the shares held by Mission Gate LLC and may be deemed the beneficial owner of such shares. The address of Mission Gate LLC is 8 The Green, Suite R, Dover, DE 19901.

(75)	Tatiana Koffman, manager of the general partner of Moonwalker Fund I LP, has voting and investment control of the shares held by Moonwalker Fund I LP and may be deemed the beneficial owner of such shares. The address of Moonwalker Fund I LP is #121 South Church Street, George Town, Grand Cayman, Cayman Islands.

(76)	Tatiana Koffman, manager of the general partner of Moonwalker FUND II LP, has voting and investment control of the shares held by Moonwalker FUND II LP and may be deemed the beneficial owner of such shares. The address of Moonwalker FUND II LP is 2093 Philadelphia Pike #9690, Claymont, DE 19703.

(77)	Chu Lawrence Sheng Yu, as Director of Mythos Orange1 Co. Ltd., has voting and investment control of the shares held by Mythos Orange1 Co Ltd. and may be deemed the beneficial owner of such shares. The address of Mythos Orange1 Co Ltd. is 2101, Hong Kong Diamond Exchange Building, 8-10 Duddell Street, Central, Hong Kong.

(78)	Matthew Liu, the ultimate control person of Naka Investments LLC, has voting and investment control of the shares held by Naka Investments LLC and may be deemed the beneficial owner of such shares. The address of Naka Investments LLC is 312 W. 2nd PMB 5884.

(79)	James Heckman, Aly Madhavji, Jason Dorsett and Walton Comer, the ultimate control persons of Nakamoto Investments LLC, have voting and investment control of the shares held by Nakamoto Investments LLC and may be deemed the beneficial owners of such shares. The address of Nakamoto Investments LLC is 850 New Burton Road, Suite 201, Dover, DE 19904.

(80)	Tyler Evans and Samuel Coyn Mateer, the ultimate control persons of Nakamoto Feeder, a series of Allocations 2025 Master, LLC, have voting and investment control of the shares held by Nakamoto Feeder, a series of Allocations 2025 Master, LLC and may be deemed to be the beneficial owners of such shares. The address of Nakamoto Feeder, a series of Allocations 2025 Master, LLC is 300 10th Avenue S. Nashville, TN 37204.

(81)	Constantine Callas, Matthew Hull and Carlo Vicari, the ultimate control persons of Next Layer Capital Investment Partners SPV 1 LLC, have voting and investment control of the shares held by Next Layer Capital Investment Partners SPV 1 LLC and may be deemed to be the beneficial owners of such shares. The address of Next Layer Capital Investment Partners SPV 1 LLC is 3250 NE 1st Avenue, Miami, FL 33137.

(82)	Jordan Abisch, the ultimate control person of North Commerce Parkway Capital LP, has voting and investment control of the shares held by North Commerce Parkway Capital LP and may be deemed to be the beneficial owner of such shares. The address of North Commerce Parkway Capital LP is c/o RK Capital Management LLC, 2500 Weston Road Suite 211, Weston, FL 33331.

(83)	Brian Estes, the ultimate control person of Off the Chain, LP, has voting and investment control of the shares held by Off the Chain, LP and may be deemed the beneficial owner of such shares. The address of Off the Chain, LP is 10337 Los Feliz Drive, Orlando, FL 32836.

(84)	Matthew Liu, the ultimate control person of OGTM Holdings LLC, has voting and investment control of the shares held by OGTM Holdings LLC and may be deemed the beneficial owner of such shares. The address of OGTM Holdings LLC is 312 W. 2nd PMB 5884.

(85)	Matthew Liu and Joshua Fraser, the ultimate control persons of Origin Capital Partners Limited, have voting and investment control of the shares held by Origin Capital Partners Limited and may be deemed the beneficial owners of such shares. The address of Origin Capital Partners Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(86)	ParaFi Capital LP (“ParaFi Capital”) serves as the investment manager to ParaFi Digital Opportunities LP. Benjamin Forman is the founder and managing partner of ParaFi Capital and, in such capacity, has voting and investment control of the shares held by ParaFi Digital Opportunities LP. Accordingly, ParaFi Capital and Benjamin Forman may each be deemed to be the beneficial owner of such shares. Each of ParaFi Capital and Mr. Forman disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of ParaFi Digital Opportunities LP is 500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.

(87)	Peter Lane and Kathryn Lane, the ultimate control persons of Park Lane Family Holdings Ltd., have voting and investment control of the shares held by Park Lane Family Holdings Ltd. and may be deemed to be the beneficial owners of such shares. The address of Park Lane Family Holdings Ltd. is 18 Canonsfield, Welwyn, Hertfordshire, AL6 0QD, United Kingdom.

(88)	Gideon Daitz, the sole director of PCVP Ltd., has voting and investment control of the shares held by PCVP Ltd. and may be deemed the beneficial owner of such shares. Mr. Daitz, however, disclaims any beneficial ownership of the shares held by PCVP Ltd. The address of PCVP Ltd. is Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands.

(89)	Matthew Pinz, the ultimate control person of Pinz Capital Special Opportunities Fund LP, has voting and investment control of the shares held by Pinz Capital Special Opportunities Fund LP and may be deemed to be the beneficial owner of such shares. The address of Pinz Capital Special Opportunities Fund LP is 27 Hospital Road, Georgetown, Grand Cayman KY1-9008.

(90)	Matthew Pinz, the ultimate control person of Pinz Family LLC, has voting and investment control of the shares held by Pinz Family LLC and may be deemed to be the beneficial owner of such shares. The address of Pinz Family LLC is 80 Dogwood Avenue, Roslyn Harbor, NY 11576.

(91)	The shares are held directly by Polar Multi-Strategy Master Fund (the “Polar Fund”). The Polar Fund is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as Investment Advisor to the Polar Fund and has control and discretion over the shares held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Polar Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario M5J OE6, Canada.

(92)	Republic Digital Fund Manager LLC serves as the investment manager to Republic Digital Opportunistic Digital Assets Master Fund, Ltd. Joseph Naggar is the Chief Executive Officer and Chief Investment Officer of Republic Digital Fund Manager LLC and, in such capacity, holds voting and investment power over the shares held by Republic Digital Opportunistic Digital Assets Master Fund, Ltd. Accordingly, Republic Digital Fund Manager LLC and Mr. Naggar may each be deemed to be the beneficial owner of the shares held by Republic Digital Opportunistic Digital Assets Master Fund, Ltd. Each of Republic Digital Fund Manager LLC and Mr. Naggar disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of Republic Digital Opportunistic Digital Assets Master Fund, Ltd. is 149 5th Avenue, 10th Floor, New York, NY 10010.

(93)	Robert Davis, the ultimate control person of RLD90 Trust, has voting and investment control of the shares held by RLD90 Trust and may be deemed to be the beneficial owner of such shares.

(94)	Kevin Williams, the ultimate control person of Sats Ventures Fund LP, has voting and investment control of the shares held by Sats Ventures Fund LP and may be deemed to be the beneficial owner of such shares. The address of Sats Ventures Fund LP is 16192 Coastal Highway, Lewes, DE 19958.

(95)	Ding Hua Xiao, the ultimate control person of Seers Labs Limited, has voting and investment control of the shares held by Seers Labs Limited and may be deemed to be the beneficial owner of such shares. The address of Seers Labs Limited is Intershore Chambers, Road Town, Tortola, British Virgin Islands.

(96)	Jason Kin Hoi Fang, Director of Sora Ventures, has voting and investment control of the shares held by Sora Ventures and may be deemed the beneficial owner of such shares. The address of Sora Ventures is c/o Hermes Corporate Services Ltd., 5th Floor, Zephyr House, 122 Mary Street, George Town, P.O. Box 31493, Grand Cayman KY-1206, Cayman Islands.

(97)	Taras Kulyk, 100% shareholder and director, has voting and investment control of the shares held by SunnySide Consulting and Holdings Inc. and may be deemed the beneficial owner of such shares. The address of SunnySide Consulting and Holdings Inc. is 600-55 University Ave, Toronto, ON M5J 2H7.

(98)	Suren Avunjian, the ultimate control person of Suralina Holdings LLC, has voting and investment control of the shares held by Suralina Holdings LLC and may be deemed to be the beneficial owner of such shares. The address of Suralina Holdings LLC is 116 Calle Manuel Domenech #909, San Juan, PR 00918.

(99)	Thomas Sharpe, the ultimate control person of TAS Revocable Trust, has voting and investment control of the shares held by TAS Revocable Trust and may be deemed to be the beneficial owner of such shares.

(100)	Trevor Koverko has voting and investment control of the shares held by TDK Cashflow Ltd. and may be deemed the beneficial owner of such shares. The address of TDK Cashflow Ltd. is 180 University Avenue, Suite 6202, Toronto, Ontario M5H 0A2, Canada.

(101)	Robert Scott Pulsifer, the ultimate control person of The Eudaimonia Trust has voting and investment control of the shares held by The Eudaimonia Trust and may be deemed the beneficial owner of such shares. The address of The Eudaimonia Trust is 1840 E Warm Springs, Ste 105, Las Vegas, NV 89119.

(102)	William T. Turner, the ultimate control person of the JAHW Trust, has voting and investment control of the shares held by The JAHW Trust and may be deemed to be the beneficial owner of such shares.

(103)	Mark E. Fikse, Trustee of the Mark E. Fikse Revocable Trust, has voting and investment control of the shares held by The Mark E. Fikse Revocable Trust and may be deemed to be the beneficial owner of such shares.

(104)	Cassie Mateosky, as Head of Trust Services of Two Ocean Trust LLC, Trustee of The MMW 2020 Trust, has voting and investment control of the shares held by The MMW 2020 Trust and may be deemed to be the beneficial owner of such shares. The address of The MMW 2020 Trust is 115 W. Snow King Avenue, P.O. Box 1114, Jackson, WY 83001.

(105)	Russell Okung, the ultimate control person of The Okung Community Property Trust, has voting and investment control of the shares held by The Okung Community Property Trust and may be deemed to be the beneficial owner of such shares. The address of The Okung Community Property Trust is 6619 South Dixie Highway #103, Miami, FL 33143.

(106)	Kyle Wool, the ultimate control person of Trajan Holdings LLC, has voting and investment control of the shares held by Trajan Holdings LLC and may be deemed to be the beneficial owner of such shares. The address of Trajan Holdings LLC is 1091 Gulfstream Way, Riviera Beach, FL 33404-2732.

(107)	Richard D. McRae, III, the ultimate control person of TWORDC Family Partnership, L.P., has voting and investment control of the shares held by TWORDC Family Partnership, L.P. and may be deemed to be the beneficial owner of such shares. The address of TWORDC Family Partnership, L.P. is 210 E. Capitol Street, Suite 1210, Jackson, MS 39201.

(108)	Jan van Eck, through his indirect control of Van Eck Absolute Return Advisers Corporation, investment manager to VanEck Digital Assets Alpha Fund, Ltd., has voting and investment control of the shares held by VanEck Digital Assets Alpha Fund, Ltd. and may be deemed the beneficial owner of such shares. The address of VanEck Digital Assets Alpha Fund, Ltd. is 666 Third Avenue, Floor 9, New York, NY 10017.

(109)	Jan van Eck has voting and investment control of the shares held by Van Eck Associates Corporation and may be deemed the beneficial owner of such shares. The address of Van Eck Associates Corporation is 666 Third Avenue, Floor 9, New York, NY 10017.

(110)	Hyun Dong David Woo, Patrick Yuhsiang Su and Yong Suk Lee, the ultimate control persons of Vault Investment Holdings Limited have voting and investment control of the shares held by Vault Investment Holdings Limited and may be deemed the beneficial owners of such shares. The address of Vault Investment Holdings Limited is Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

(111)	Verition Fund Management LLC, the investment manager of Verition Multi-Strategy Master Fund, Ltd., and its managing member, Nicholas Maounis, have voting and investment control of the shares held by Verition Multi-Strategy Master Fund, Ltd. and may be deemed the beneficial owners of such shares. All Pre-Funded Warrants held by Verition Fund Management LLC are assumed to be exercised in full, without giving effect to any beneficial ownership limitations on exercise as described above and as set forth in the Pre-Funded Warrants. The address of Verition Multi-Strategy Master Fund, Ltd. is One America Lane, Greenwich, CT 06831.

(112)	Joseph A. Stefanelli, Trustee of VIVI VITA LLC, has voting and investment control of the shares held by VIVI VITA LLC and may be deemed the beneficial owner of such shares. The address of VIVI VITA LLC is 30 Cove Island Road, South Hadley, MA 01075.

(113)	Wade Rivers, LLC is beneficially owned by The Wade Rivers Trust, for which Tim Pickett serves as investment trustee. The address of Wade Rivers, LLC is 30 N. Gould Street, STE. R, Sheridan, WY 82801.

(114)	Warner Andrew Myers and Kim Stookey Myers, the ultimate control persons of WAM Family Ventures LLC, have voting and investment control of the shares held by WAM Family Ventures LLC and may be deemed to be the beneficial owners of such shares. The address of WAM Family Ventures LLC is 525 Vine Street, Unit 1051, Cincinnati, OH 45201.

(115)	Sam Yaffa, Nathan Yee, Yash Thukral and Dmitriy Slobodskiy Jr. have voting and investment control of the shares held by White Lion Capital LLC and may be deemed the beneficial owners of such shares. The address of White Lion Capital LLC is 17631 Ventura Blvd. #1008, Encino, CA 91316.

(116)	Investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address of YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.

(117)	John Fiorelli, the ultimate control person of Yugana Hana Ltd., has voting and investment control of the shares held by Yugana Hana Ltd. and may be deemed the beneficial owner of such shares. The address of Yugana Hana Ltd. is 425 Carr 693, STE 1 PMB 093, Dorado, PR 00646.

(118)	Thomas Spofford, the ultimate control person of Zephyron LLC, has voting and investment control of the shares held by Zephyron LLC and may be deemed to be the beneficial owner of such shares. The address of Zephyron LLC is 30 N. Gould Street #36134, Sheridan, WY 82801.

(119)	Matthew Pinz has voting and investment control of the shares held by ZSP Capital LLC and may be deemed the beneficial owner of such shares. The address of ZSP Capital LLC is 80 Dogwood Ave, Roslyn Harbor, NY 11576.

Relationships with the Selling Stockholders

The Selling Stockholders have not had any material relationships with our officers, directors, or affiliates over the past three years, except (i) for the ownership of the shares, (ii) as described in the section of this prospectus titled “Prospectus Summary – Recent Developments,” and (iii) as described in this section and in the table and footnotes above.

PLAN OF DISTRIBUTION

The shares of Common Stock owned by the Selling Stockholders covered by this prospectus and any applicable prospectus supplement may be offered, sold, transferred or otherwise disposed of from time to time by such Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges, markets, trading facilities or in the over-the-counter market or otherwise, at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The Selling Stockholders may sell or otherwise dispose of their securities by one or more of, or a combination of, the following methods:

●	through one or more underwriters in a public offering, pursuant to which underwriters may resell the shares in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	transactions in which the broker-dealer solicits purchasers on a best efforts basis;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the Nasdaq Stock Market;

●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement that provide for periodic sales of its securities on the basis of parameters described in such trading plans;

●	short sales or through the settlement of short sales (including short sales “against the box”), subject to compliance with the Securities Act and other applicable securities laws;

●	distribution to employees, members, limited partners or stockholders of a Selling Stockholder;

●	through the writing or settlement of standardized or over-the-counter options, swaps or other hedging or derivative transactions, whether through an options exchange or otherwise;

●	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

●	by pledge of securities for any loan or obligation (including obligations associated with derivative transactions), including pledges to brokers or dealers who may from time to time effect distributions of securities, and in the case of any collateral call or default on such loan or obligation, pledges or sales of securities by such pledgee or secured parties;

●	delayed delivery arrangements providing for payment and delivery on a specified date in the future;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	through dividends or other distributions made by a Selling Stockholder to its partners, members or stockholders;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act or other such exemption may be sold under Rule 144 rather than pursuant to this prospectus or any accompanying prospectus supplement. Further, the Selling Stockholders may enter into derivative transactions with broker-dealers, other financial institutions or third parties or sell securities not covered by this prospectus or any accompanying prospectus supplement to third parties in privately negotiated or registered transactions. These transactions may involve the sale of shares of Common Stock by the Selling Stockholders by forward sale or by an offering (directly or by entering into derivative transactions with broker-dealers, other financial institutions or third parties) of options, swaps, rights, warrants or other securities that are offered with, convertible into or exchangeable for shares of Common Stock.

The Selling Stockholders may elect to make an in-kind distribution of the shares of Common Stock to its members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the shares of Common Stock acquired in the distribution.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with a selling the stockholder. The Selling Stockholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus and any applicable prospectus supplement, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Stockholders and any other persons participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the Selling Stockholders and any other relevant persons of any of the securities. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to the securities being distributed. All of the above may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

In addition, we will make copies of this prospectus and any applicable prospectus supplement available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of Common Stock offered by this prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Reed Smith LLP. Certain Utah law matters will be passed upon for us by Brunson Chandler & Jones, PLLC.

EXPERTS

Our independent registered public accounting firm, Sadler, Gibb & Associates, LLC, audited our consolidated financial statements for the years ended December 31, 2024 and 2023, respectively. We have included our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Sadler, Gibb & Associates, LLC, given their authority as experts in accounting and auditing.

The independent registered public accounting firm of Nakamoto, Wolf & Company, P.C., audited the financial statements of Nakamoto for the period from March 6, 2025 (inception) to April 30, 2025. We have included the financial statements of Nakamoto in this prospectus and elsewhere in the registration statement in reliance on the reports of Wolf & Company, P.C., given their authority as experts in accounting and auditing.

TRANSFER AGENTS

The transfer agent for our common stock is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, NY 11598.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025, as amended by the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 17, 2025;

●	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025, and for the quarter ended June 30, 2025, filed with the SEC on August 5, 2025;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on May 12, 2025, May 16, 2025, May 20, 2025, May 23, 2025, May 27, 2025, June 20, 2025, August 15, 2025, including the amendment thereto filed on August 26, 2025, August 28, 2025, September 5, 2025 and September 10, 2025 to the extent the information in such report is filed and not furnished;

●	The description of our Common Stock contained in our Registration Statement on Form 8-A as filed with the SEC on May 13, 2024, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 28, 2025, and including any amendments and reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (385) 388-8220 or by writing to us at the following address:

Kindly MD, Inc.

5097 South 900 East Suite 100

Salt Lake City, UT 84117

Attn: Jared Barrera, Chief Financial Officer

Common Stock

PROSPECTUS

September 12, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the Securities and Exchange Commission (“SEC”) registration fee are estimated:

SEC registration fee	$356,956.34
Legal fees and expenses	225,000
Accounting fees and expenses	16,000
Transfer agent fees and expenses	15,000
Miscellaneous fees and expenses	10,000
Total	$622,956.34

Item 15. Indemnification of Directors and Officers.

We are a Utah corporation and are governed by the Utah Revised Business Corporation Act (the “URBCA”).

The Utah Revised Business Corporation Act (the “URBCA”) provides, in pertinent part, as follows:

Except as otherwise provided in the URBCA, a corporation may indemnify an individual who is made a party to a proceeding because the individual is or was a director of the corporation against liability incurred in the proceeding if:

●	His conduct was in good faith.

●	He reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests.

●	In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

However, a corporation may not indemnify a director in connection with either:

●	A proceeding by or in the right of the corporation in which the director was determined to be liable to the corporation.

●	Any other proceeding charging that the director derived an improper personal benefit (whether or not the proceeding involved action in the director’s official capacity), in which proceeding the director was determined to be liable on the basis that the director derived an improper personal benefit.

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A corporation may pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding in advance of a final disposition if:

●	The director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902 of the Utah Code.

●	The director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct.

●	A determination is made that the facts then known to those making the determination would not preclude indemnification.

A corporation must indemnify a director who was successful in the defense of any proceeding or claim to which the director was a party because of the director’s status as a director of the corporation against reasonable expenses incurred in defending the proceeding or claim for which the director was successful.

Unless a corporation’s articles of incorporation provide otherwise:

●	An officer of a corporation is entitled to mandatory indemnification to the same extent as a director of the corporation.

●	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director.

●	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than to a director. However, this must be consistent with public policy and provided for in the corporation’s articles of incorporation, bylaws, action of its board of directors, or contract.

Provided the director complies with the standard of care described in the Bylaws and Section 16-10a-840 of the URBCA, the corporation shall indemnify any director made a party to a proceeding, brought or threatened, as a consequence of the director acting in their official capacity. In the event a director is entitled to indemnification by the corporation, the director shall be indemnified pursuant to the process outlined in Title 16, Chapter 10a, Part 9 of the URBCA.

Each director is required, individually and collectively, to act in good faith, with reasonable and prudent care, and in the best interest of the Company. If a director acts in accordance with Section 16-10a-840 of the URBCA, then they shall be immune from liability arising from official acts on behalf of the Company.

Directors who fail to comply with Section 16-10a-840 of the URBCA shall be personally liable to the Company, pursuant to Section 16-10a-842 of the Act, for any improper distributions and as otherwise described in Section 16-10a-841 of the URBCA and the Company’s Bylaws.

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Item 16. Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Articles of Incorporation of Kindly MD, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 15, 2025)
3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 15, 2025)
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K, filed with the SEC on August 15, 2025)
4.2†	Secured Convertible Debenture, dated August 15, 2025 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 15, 2025)
5.1#	Opinion of Brunson Chandler & Jones, PLLC relating to the base prospectus.
10.1†	Form of Equity PIPE Subscription Agreement, dated as of May 12, 2025, by and between Kindly and certain investors party thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on May 12, 2025)
10.2†	Form of Registration Rights Agreement, by and among Kindly and the stockholders of Nakamoto Holdings, Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on May 12, 2025)
10.3†	Secured Convertible Debenture Purchase Agreement, dated as of May 12, 2025 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on August 15, 2025)
23.1#	Consent of Sadler, Gibb & Associates, LLC, dated September 12, 2025.
23.2#	Consent of Wolf & Company, P.C., dated September 12, 2025.
23.3#	Consent of Brunson Chandler & Jones, PLLC (included in Exhibit 5.1).
24.1#	Power of Attorney (included on the signature page hereto).
107#	Filing Fee Table.

#	Filed herewith.
†	Certain portions of this exhibit (indicated by asterisks) have been omitted because they are not material and are the type of information that the Company treats as private or confidential.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Salt Lake, Utah, on September 12, 2025.

KINDLY MD, INC.

By:	/s/ David Bailey
David Bailey
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Bailey and Jared Barrera, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the registration under the Securities Act of equity securities of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ David Bailey	Chief Executive Officer and Director	September 12, 2025
David Bailey	(Principal Executive Officer)

/s/ Jared Barerra	Chief Financial Officer	September 12, 2025
Jared Barrera	(Principal Financial Officer and Principal Accounting Officer)

/s/ Timothy Picket	Director and Chief Medical Officer	September 12, 2025
Timothy Pickett

/s/ Perianne Boring	Director	September 12, 2025
Perianne Boring

/s/ Greg Xethalis	Director	September 12, 2025
Greg Xethalis

/s/ Charles Blackburn	Director	September 12, 2025
Charles Blackburn

/s/ Mark Yusko	Director	September 12, 2025
Mark Yusko

/s/ Eric Weiss	Director	September 12, 2025
Eric Weiss

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